QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF KPMG LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Digimarc Corporation:

        We consent to incorporation by reference in the Registration Statement on Form S-8 of Digimarc Corporation of our report dated January 19, 2001, relating to the balance sheets of Digimarc Corporation as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the Annual Report on Form 10-K of Digimarc Corporation.

/s/ KPMG LLP

Portland, Oregon
February 12, 2002

QuickLinks

CONSENT OF KPMG LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS